March 22, 2005

Centurion Gold Holdings, Inc.
12 Main Reef Road
Primrose, South Africa 1401

Ladies and Gentlemen:

      We have acted as counsel to Centurion Gold Holdings, Inc., a Florida corporation (the "COMPANY"), in connection with the preparation of a
Registration Statement on Form SB-2 (the "REGISTRATION STATEMENT") relating to the registration of (A) 39,833,334 shares of the Company's common stock, $.0001 par value per share (the "COMMON STOCK"), issuable upon conversion of a secured convertible term note (the "TERM NOTE") in connection with a private offering (the "OFFERING") to Laurus Master Fund, Ltd. ("Laurus"); (B) 3,750,000 shares of Common Stock issuable upon exercise of a warrant (the "WARRANT"); (C) 75,035,000 shares of Common Stock issuable to Dutchess Private Equities Fund II, LP ("DUTCHESS") and Gunn Allen Financial pursuant to an investment agreement (the "INVESTMENT AGREEMENT"); (D) 7,352,599 shares of Common Stock pursuant to an amendment to that certain convertible term note (the "AMENDMENT") issued to Laurus on September 23, 2004 ("SEPTEMBER 2004 NOTE"); and (E) 250,000 shares of Common Stock to an individual selling stockholder.

      This opinion is being rendered in connection with the filing by the Company of the Registration Statement.

      For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Certificate of Incorporation and By-Laws of the Company and its wholly-owned subsidiary, Centurion Delaware Gold Holdings, Inc. ("Centurion Delaware"), each as in effect on the date hereof; (iii) the warrant agreement relating to the Warrant; (iv) agreements and documents relating to the Offering;
(v) the Amendment; (vi) the Investment Agreement; (vii) the resolutions adopted by the Board of Directors of the Company relating to each of the foregoing;
(viii) good standing certificates of the Company and Centurion Delaware dated as of March 15, 2005 and March 21, 2005, respectively; and (ix) such other documents, certificates or other records as we have deemed necessary or appropriate.

      Based upon the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that:

      (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Centurion Delaware is a corporaion duly organized, validly existing and in good standing under the laws of the State of Delaware.

      (2) The shares of Common Stock included in the Registration Statement which are presently issued and outstanding were duly authorized, validly issued, and are fully paid and non-assessable.
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      (3) The shares of Common Stock included in the  Registration  Statement to be issued upon the conversion of the Term Note will be duly authorized and validly issued, and fully paid and non-assessable when such Term Note is duly converted in accordance with the terms of the Term Note. The Term Note constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      (4) The shares of Common Stock included in the Registration Statement to be issued upon the exercise of the Warrant will be duly authorized and validly issued, and fully paid and non-assessable when such Warrant is duly exercised and the exercise price is paid for the shares of Common Stock underlying such Warrant in accordance with the terms of the warrant agreement.

      (5) The shares of Common Stock included in the Registration Statement to be issued upon the conversion of the September 2004 Note will be duly authorized and validly issued, and fully paid and non-assessable when such note is duly converted in accordance with the terms of the September 2004 Note. The Amendment constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      (6) The shares of Common Stock included in the Registration Statement to be issued during the applicable Pricing Periods (as defined in the Investor Agreement) upon the Company's delivery of a Put Notice (as defined in the Investor Agreement) to Dutchess will be duly authorized and validly issued, and fully paid and non-assessable when Dutchess purchases the foregoing shares in accordance with the terms of the Investor Agreement.

      We hereby consent to the reference to this firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of person whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

      We are admitted to the Bar in the State of New York and we express no opinion as to the laws of any other jurisdiction, except the laws of the United States of America and the laws of the State of Delaware.

                              Very truly yours,


                              /s/ Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
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                              Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP